                                                                    Exhibit 2.11

                              Dated 31 August 2001
                              --------------------




            --------------------------------------------------------

                                   INSTRUMENT

                          Constituting(pound)4,500,000
                             5 per cent. fixed rate
                              Unsecured Loan Notes

            --------------------------------------------------------

                              ASHURST MORRIS CRISP
                                 Broadwalk House
                                 5 Appold Street
                                 London EC2A 2HA

                               Tel: 020 7638 1111
                               Fax: 020 7638 1112

                               CJA/KAE/A983.00018

THIS INSTRUMENT is made by way of deed on 31 August 2001

BY:-

(1) INVESCO UK LIMITED (No. 3004959) whose registered office is at 11 Devonshire Square, London EC2M 4YR (the "Company")

WHEREAS the Company has, pursuant to its Memorandum and Articles of Association and by resolution of its board of directors passed on 31 August 2001, created and authorised the issue of a maximum nominal amount of (pound)4,500,000 5% Fixed Rate Unsecured Loan Notes 2009 to be constituted as hereinafter provided and subject to, and with the benefit of, the schedules hereto which shall be deemed to form part of this instrument.

BY THIS DEED THE COMPANY DECLARES AND COVENANTS AS FOLLOWS:-

1.   DEFINITIONS AND INTERPRETATION

1.1 In this instrument and the schedules the following words and expressions shall have the following meanings, unless the context otherwise requires:-

     "business day" means a day (excluding Saturdays) on which banks generally are open in London for the transaction of normal banking business;

     "Conditions" means the conditions of the Notes as set out in schedule 2;

     "Directors" means the board of directors for the time being of the Company;

     "Extraordinary Resolution" means an extraordinary resolution as defined in paragraph 18 of schedule 4;

     "First Redemption Date" means the first anniversary of the date hereof;

     "Interest Payment Date" has the meaning given in Condition 7.1;

     "North American person" means:-

     (a)  any individual who is a resident or individual of the United States;

     (b) a corporation, partnership or other entity created or organised in or under the laws of the United States or any state thereof or an estate or trust the income of which is subject to United States federal income taxation regardless of its source; and

     (c) any individual, corporation, partnership, trust or other entity resident in Canada,

     provided that the term "North American person" shall not include a branch or agency of a United States bank or insurance company that is operating outside the United States for valid business reasons as a locally registered branch or agency engaged in the banking and

                                      -1-
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     insurance business and not solely for the purpose of investing in securities not registered under the United States Securities Act of 1933, as amended;

     "Notes" means the (pound)4,500,000 5% Fixed Rate Unsecured Loan Notes 2009 constituted by this instrument or, as the case may be, the principal amounts represented by them and for the time being issued and outstanding;

     "Noteholder" means a person whose name is entered in the Register as the holder of a Note;

     "these presents" means this instrument and the schedules and includes any Substitution Instrument to this instrument;

     "Register" means the register of holders of the Notes kept by or on behalf of the Company; and

     "United States" means the United States of America.

1.2 Subject as herein expressly defined any words and expressions defined in the Companies Act 1985 and 1989 shall have the meanings therein ascribed to them.

1.3 References to any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof from time to time in force.

1.4 Words denoting persons shall include corporations, the masculine gender shall include the feminine and the singular shall include the plural and vice versa.

1.5 References to this "instrument" or this "deed" include, where the context so admits, the schedules hereto.

1.6 The headings are for convenience only and shall not affect the interpretation hereof.

2.   AMOUNT OF THE NOTES

2.1 The aggregate nominal amount of the Notes constituted by this instrument is limited to(pound)4,500,000.

2.2 The Notes will be issued in registered form in denominations of(pound)1 in nominal amount or integral multiples thereof and shall be transferable in accordance with schedule 2.

3.   STATUS OF THE NOTES

3.1 The Notes represent a direct and unsecured obligation of the Company for the due and punctual payment of the principal and interest in respect of them and for the performance of all the obligations of the Company with respect to them.

                                      -2-
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3.2  The Notes when issued will rank pari passu equally and rateably without discrimination or preference as unsecured obligations of the Company and with all other unsecured indebtedness of the Company except to the extent provided by law.

3.3  The Notes shall be known as 5% Fixed Rate Unsecured Loan Notes 2009.

4.   CERTIFICATE FOR NOTES

4.1 Each Noteholder shall be entitled to a certificate stating the nominal amount of the Notes held by him. Each certificate shall bear a denoting number, shall (subject as provided in this clause 4.1) be executed under the seal (or any securities seal) of the Company, shall be substantially in the form set out in schedule 1 and shall have endorsed on it conditions in the form or substantially in the form set out in schedule 2. Where permitted by law, a certificate signed by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the seal. The Company shall not be bound to register more than four persons as the joint holders of any Note. Joint holders of Notes will be entitled to only one Note in respect of their joint holding and the Note will be delivered to that one of the joint holders who is first-named in the Register in respect of the joint holding or to such other person as the joint holders may, in writing, direct. Delivery of a certificate to one of such persons shall be sufficient delivery to all. When a Noteholder has redeemed or transferred part only of his Notes the old certificate shall be cancelled and a new certificate for the balance of such Notes issued without charge.

4.2 The Directors may by resolution (either generally or in any particular case or cases) determine that the signatures required by clause 4.1 shall be affixed by means of some method or system of mechanical signature.

5.   COVENANTS BY THE COMPANY

     The Company HEREBY COVENANTS with the Noteholders and each of them to comply with the terms of the Notes and to observe and perform the Conditions, which conditions shall be deemed to be incorporated in this instrument and shall be binding on the Company and the Noteholders and all persons claiming through or under them respectively.

6.   REGISTER OF NOTEHOLDERS

6.1 The Company shall cause a register to be maintained in respect of the Notes in accordance with the provisions of schedule 3.

6.2 The provisions relating to the Register set out in schedule 3 shall be deemed to be incorporated in this instrument and shall be binding on the Company and the Noteholders and on all persons claiming through or under them respectively.

7.   MEETINGS OF NOTEHOLDERS

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     The provisions for meetings of holders of the Notes set out in schedule 4 shall be deemed to be incorporated in this instrument and shall be binding on the Company and the Noteholders and on all persons claiming through or under them respectively.

8.   FOREIGN NOTEHOLDERS

     The Notes have not been and will not be registered under the United States Securities Act of 1933, as amended, nor under any of the relevant securities laws of any province or territory of Canada or Australia. Accordingly, unless an exemption under such Act or laws is applicable, the Notes may not be offered, sold or delivered, directly or indirectly, in or into the United States, Canada or Australia or to or for the account or benefit of any North American person or resident of Canada or Australia.

9.   FURTHER NOTES

     The Company shall be entitled from time to time, by resolution of the board or of a duly authorised committee thereof, or to create and issue further unsecured loan notes to be constituted by deed or instrument expressed to be supplemental hereto either so as to be identical in all respects and form a single series with the Notes or to carry such rights as to interest, redemption and otherwise as the board may think fit.

10.  SUBSTITUTION

10.1 Subject to clause 10.2 the Company may (or, where a substitution has taken place under this clause 10, the Substituted Debtor may), without the consent of the Noteholders, following the First Redemption Date, substitute any subsidiary or holding company of the Company incorporated in the United Kingdom (the "Substituted Debtor") for, or in place of, the Company (or of any previous Substituted Debtor under this clause 10) as the principal debtor under this instrument and the Notes by means of any instrument (the "Substitution Instrument") executed by the Company (or any previous Substituted Debtor under this clause 10) and the Substituted Debtor in such form as they may agree, a copy of which shall be made available for inspection by Noteholders.

10.2 Clause 10.1 shall not apply unless the Substituted Debtor qualifies or is treated as a trading company or the holding company of a trading group, both as defined in schedule A1 of the Taxation of Chargeable Gains Act 1992 and provided further such Substituted Debtor is a company of equivalent financial standing at the time of substitution as the Company at the date of this Instrument.

10.3 Immediately on the execution of the Substitution Instrument, the Substituted Debtor shall assume liability as the principal debtor under the instrument and the Notes for all moneys payable from time to time in respect of the Notes or otherwise under or in respect of this instrument, whereupon the Company (or any such previous Substituted Debtor) shall automatically be released from any and all of its liabilities and obligations under this instrument and the Notes (other than any existing liability in respect of any breach of the instrument). Not later than 28 days after the execution of the Substitution Instrument and after compliance with the provisions set out in clause 10.1, the Company shall give notice of the substitution to the Noteholders. Such notice shall also state where copies of the Substitution Instrument may be inspected. The non-receipt of notice by, or the accidental omission to give notice to, any Noteholder shall not invalidate any substitution effected pursuant to this clause 10.

10.4 On the execution of the Substitution Instrument and compliance with the other provisions of clause 10.1, the Substituted Debtor shall be deemed to be named in this instrument and on the Notes as the principal debtor in place of the Company (or of any previous Substituted Debtor) as provided in the Substitution Instrument. The existing Note certificates held by the Noteholders (including the conditions endorsed thereon) shall not be cancelled but shall remain valid in relation to the Substituted Debtor as aforesaid.

11.  GOVERNING LAW

11.1 These presents (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this instrument or the constitution of the Notes) shall be governed by and construed in accordance with English law.

IN WITNESS whereof this instrument has been executed as a deed and has been delivered on the date which appears first on page 1.

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                                   SCHEDULE 1
                                  Form of Note

Certificate No.       Transfer No.        Date          Nominal Amount

                                                        (pound)1

                               INVESCO UK LIMITED
                               ------------------

                       (Registered in England No. 3004959)

                      FIXED RATE UNSECURED LOAN NOTES 2009

Issue of (pound)4,500,000 5% Fixed Rate Unsecured Loan Notes 2009 (the "Notes"), created and issued by INVESCO UK LIMITED (the "Company") pursuant to the Memorandum and Articles of Association of the Company and a resolution of the board of directors passed on 31 August 2001.

THIS IS TO CERTIFY that of is/are the registered holder(s) of (pound)
                                                                     ----------
nominal of the Notes which are constituted by an instrument made by the Company on 31 August 2001 (the "instrument") and are issued with the benefit of and subject to the provisions contained in the instrument and the conditions endorsed hereon.

Interest calculated in accordance with the conditions endorsed hereon is payable half-yearly in arrears on 30 October and 30 April in each year.

Given under the Common Seal of the Company


                   --------------------------
                   Director


                   --------------------------
                   Director/Secretary

Dated         2001
      -------

Notes: (i) Where the context so admits, words and expressions defined in the instrument shall bear the same respective meanings in the conditions endorsed hereon.

      (ii) The Notes are transferable in amounts or multiples of (pound)100,000. No transfer, whether of the whole or any part of the Notes comprised in this certificate, will be accepted for registration unless accompanied by this certificate and lodged at the registered office of the Company.

     (iii) This Note has not been and will not be registered under the United States Securities Act of 1933, as amended, nor under any of the relevant securities laws of any province or territory of Canada or Australia. Accordingly, unless an exemption under such Act or laws is applicable, this Note may not be offered, sold or delivered, directly or indirectly in or into the United States, Canada or Australia or to or for the account or benefit of any North American person or resident of Australia or Canada.

     (iv) The Notes are repayable in accordance with the conditions endorsed hereon.

                                      -7-
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                                   SCHEDULE 2
                                   Conditions

1.   Form and Status

     The Notes constitute unsecured obligations of the Company. The instrument pursuant to which the Notes are issued does not contain any restrictions on borrowing, charging or disposal of assets by the Company or any of its subsidiaries.

2.   Repayment, Prepayment, Purchase and Redemption

2.1 If not previously repaid or purchased, the Notes will be repaid by the Company at par on 31 August 2009.

2.2 Each Noteholder shall be entitled to require the whole or any part (being (pound)100,000 or a greater amount) of the Notes held by him to be repaid at par, together with interest (subject to any requirement to deduct any applicable tax) in accordance with condition 2.7 on any date falling on or after the First Redemption Date.

2.3 Such right shall be exercisable by the Noteholder concerned completing and signing the Notice of Repayment printed on the Note to be repaid (or by completing such other form as the Directors may approve) and lodging the same at registered office of the Company accompanied by such evidence (if any) as the Directors may require to prove the title of the person requiring repayment. A Notice of Repayment given to the Company in accordance with this condition shall be irrevocable. No such notice may be given in respect of any Notes in respect of which notice of redemption has previously been given by the Company.

2.4 Against such delivery, the Company shall within 30 days of receipt of the Notice of Repayment pay to the Noteholder concerned the principal amount of his Note or, as the case may be, the part thereof to be repaid, together with interest in accordance with condition 2.7 (subject to any requirement to deduct any applicable tax therefrom).

2.5 If, at any time, the principal amount of all Notes outstanding is less than (pound)1,000,000, the Company shall be entitled upon giving to the remaining Noteholders not less than 30 days' notice in writing, such notice not to take effect prior to 31 August 2002, to redeem, on the expiry date of such notice, all (but not part only) of the outstanding Notes by payment of the principal amount thereof, together with interest in accordance with condition 2.7.

2.6 The Company may at any time purchase any Notes by tender (available to all holders alike) or by private treaty at any price.

2.7 On making any payment of principal to a Noteholder under this condition the Company shall pay to him the interest accrued thereon up to (but excluding) the date of payment but subject to any deduction or withholding required by law.

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

3.   Events of Default

3.1 Notwithstanding any other provisions of this instrument, each Noteholder shall be entitled to require all of the Notes held by him to be repaid at par together with accrued interest (after deduction of tax) whilst any of the following is continuing:-

     (a) the Company fails to pay within 30 days of the due date any principal or interest payable in respect of the Notes; or

     (b) an order is made or an effective resolution is passed for the winding-up or dissolution of the Company (otherwise than for the purposes of an amalgamation or reconstruction or a members' voluntary winding up upon terms previously approved by Extraordinary Resolution); or

     (c) an encumbrancer takes possession or a trustee, receiver or an administrator or administrative receiver or similar officer is appointed of all or substantially all of the undertaking of the Company and such person has not been paid out or discharged within 30 days.

3.2 Such right shall be exercisable by the Noteholder concerned in the manner described in condition 2.3 and thereupon such Notes shall immediately become repayable.

3.3 At any time after the Notes have become repayable under the provisions of this condition, any Noteholder may without notice institute such proceedings as he may think fit to enforce repayment of the Notes.

3.4 The Company shall notify the Noteholders forthwith of the happening of any of the events specified in condition 3.1.

4.   Method of Payment

     Payment of the principal monies and interest payable upon the Notes, or any part thereof, may be made by cheque, warrant or money order sent through the post to the registered address of the Noteholder or, in the case of joint Noteholders, to the registered address of that one of them who is first named on the Register (or to such person and to such address as the Noteholder or joint Noteholders may in writing direct) or by a bank or other funds transfer system. Every such cheque, warrant or money order shall be made payable to the order of the person to whom it is sent (or to such person as the Noteholder or joint Noteholders may in writing direct) and payment of the cheque, warrant or money order shall be a satisfaction of the principal and interest represented thereby. If payment is made by a bank or other funds transfer, the Company shall not be responsible for amounts lost or delayed in the course of the transfer.

5.   Surrender of certificate and Prescription

5.1 Every Noteholder any part of whose Notes are due to be repaid under any of the provisions of these conditions shall, not later than the due date for such repayment, deliver the relevant

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

     certificates for such Notes to the registered office of the Company or as it shall direct. Unless payment of the amount due to be repaid has already been made in accordance with condition 4 above, upon such delivery and against a receipt for the principal moneys payable in respect of the Notes to be repaid, the Company shall pay to the Noteholder the amount payable to him in respect of such repayment in accordance with condition 4. If part only of any Note(s) as evidenced by the relevant certificate so delivered is then due to be repaid, the Company shall either endorse such Note with a memorandum of the date and amount paid to the holder of such Note and return it to the Noteholder or shall cancel such Note and without charge issue to such Noteholder a new Note for the balance of the principal amount due to him.

5.2 If any Noteholder, any part of whose Notes is liable to be repaid under these conditions, shall fail or refuse to deliver up the forms required under condition 2.3 and/or the certificate(s) for such Notes at the time and place fixed for repayment thereof or should fail or refuse to accept payment of the repayment monies payable in respect thereof, the monies payable to such Noteholder shall be set aside by the Company and paid into a separate bank account and held by the Company in trust for such Noteholder but without interest and such setting aside shall be deemed for all the purposes of these conditions to be a payment to such Noteholder and the Company shall thereby be discharged from all obligations in connection with such Notes. If the Company shall place the said monies on deposit at a bank, the Company shall not be responsible for the safe custody of such monies or for interest thereon except such interest (if any) as the said monies may earn whilst on deposit, less any expenses incurred by the Company in connection therewith. Any such amount so paid or deposited, which remains unclaimed after a period of 12 years from the making of the payment or deposit, shall revert to the Company notwithstanding that in the intervening period the obligation to pay the same may have been provided for in the books, accounts and other records of the Company.

6.   Cancellation

     All Notes purchased or repaid by the Company shall be cancelled and shall not be available for reissue.

7.   Interest

7.1 Until such time as the Notes are redeemed, repaid or purchased in accordance with these conditions, the Company will pay interest on the principal amount of each Note (subject to any requirement to deduct tax) twice yearly in arrears on 30 October and 30 April in each year or, if such day is not a business day, on the next following business day ("Interest Payment Dates") in respect of the Interest Periods (as defined below) up to and including those days, in each case only to persons who are registered as Noteholders at the close of business on the relevant Record Date, except that the first payment of interest in respect of any Note will be made on 30 October 2001 (other than by payment of interest payable in accordance with condition 2) in respect of the period from and including the date of issue. The period from and including the date of issue up to and including 30 October 2001 and the period from but excluding 30 October 2001 or any subsequent interest payment date up to and including the next following Interest Payment Date is referred to as an "Interest Period".

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7.2  Should any Payment Date fall on a day which is not a business day, then for the purpose of the payment of interest and any other payments due to the Noteholder pursuant to condition 2, the Interest Payment Date shall be deemed to be the next business day immediately following such an Interest Payment Date. This provision shall not affect any Interest Period nor shall it affect the amount of interest (or any other monies) to be paid on any Interest Payment Date.

7.3 The "Record Date" shall mean those on the Register at the close of business on the Interest Payment Date.

7.4 Interest for any Interest Period (the "Rate of Interest") shall be paid at the fixed rate of 5 per cent. per annum.

7.5 The amount of interest payable on a Note shall be calculated by applying the Rate of Interest to the principal amount of the Note and multiplying such sum by the actual number of days in the Interest Period concerned divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366 and by rounding up the resultant figure to the nearest penny. The determination of the Rate of Interest and the calculation of each interest amount shall, in the absence of manifest error, be final and binding.

7.6 Interest on such Notes becoming liable to repayment shall cease to accrue as from the due date for repayment of such Notes.

7.7 Any interest which remains unclaimed after the period of six years from the date of first payment shall revert to the Company notwithstanding that in the intervening period the obligation to pay the same may have been provided for in the books, accounts and the other records of the Company.

7.8 If the Company fails to pay the Noteholders any interest payable under the Note within 10 Business Days of the relevant Interest Payment Date, the Company (without prejudice to all other rights and remedies of the Noteholders) shall pay to the Noteholders additional interest at the Agreed Rate on the overdue interest from the date of the failure to pay up to the date of actual payment (both before as well as after any judgement) calculated on a day to day basis (but without compounding) for as long as the amount remains unpaid.

8.   Currency conversion

     Each Noteholder may, by notice in writing to the Company given on or before a date (the "Election Date") being 30 days prior to 31 August 2009 (the "Redemption Date") elect that the principal amount of the Notes held by that Noteholder then outstanding shall be redeemed in US dollars in which event the Company shall on the Redemption Date and in full discharge of its obligations to repay the Notes held by that Noteholder pay to the Noteholder an amount in US dollars obtained by converting the principal amount outstanding of the Notes into US dollars (at the spot rate for the purchase of US dollars with sterling certified by National Westminster Bank plcas prevailing at or about 11.00 am on the Election Date (or, where the Election Date is not a business day, on the immediately preceding business day) provided that:-

     (a) if the amount payable in US dollars hereunder would otherwise exceed an amount in US dollars obtained by converting 100.3 per cent. of the sterling principal amount outstanding of the Notes into US dollars at the spot rate for the purchase of US dollars with sterling certified by National Westminster Bank plc as prevailing at or about 11.00 am on the Redemption Date the latter amount shall be substituted therefor;

     (b) if the amount payable in US dollars hereunder would otherwise be less than the amount in US dollars obtained by converting 99.7 per cent. of the sterling principal amount outstanding of the Notes into US dollars at the spot rate for the purchase of US dollars with sterling certified by National Westminster Bank plc as prevailing at or about
          11.00 am on the Redemption Date the latter amount shall be substituted therefor.

9.   Modification

9.1 The provisions of the instrument and the rights of the Noteholders may from time to time be modified, abrogated or compromised in any respect by the Company with the written consent of the holders of 100 per cent. in nominal amount of the Notes then in issue or the sanction of an Extraordinary Resolution of the Noteholders as provided in the instrument.

9.2 The Company may amend the provisions of the instrument without such sanction or consent if, in the opinion of the financial adviser to the Company, such amendment is of a formal, minor or technical nature or corrects a manifest error. Any opinion of the financial adviser in this regard shall be arrived at in its absolute discretion and no liability shall attach to it in respect thereof.

10.  Registration, Transfer and Marketability

10.1 The Notes are transferable, in accordance with the provisions of the instrument, in amounts of(pound)100,000 or greater.

10.2 No application has been or is intended to be made to any listing authority or to any stock exchange for any of the Notes to be listed or otherwise traded.

10.3 No transfer of Notes will be registered during the 21 days immediately preceding an Interest Payment Date.

11.  Lost or Destroyed Notes

     If a Note is defaced, lost or destroyed it may be renewed on payment of such fee as is reasonable and on such terms (if any) as to evidence and indemnity as the board may require but so that in the case of defacement the defaced Note shall be surrendered before a new Note is issued. An entry as to the issue of a new Note and indemnity (if any) shall be made in the Register.

12.  Notice to Noteholders

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12.1 Any notice or other document (including certificates for Notes) may be served on a Noteholder by sending the same by post in a prepaid letter addressed to such Noteholder at his registered address, in the United Kingdom or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company as his address for the service of notices.

12.2 In the case of joint Noteholders a notice or document served on the Noteholder whose name stands first in the Register shall be sufficient notice to all the joint Noteholders.

12.3 Any notice or other document may be served on the person entitled to a Note in consequence of the death or bankruptcy of any Noteholder by sending the same by post, in a prepaid letter addressed to him by name or by the title of the representative or trustees of such Noteholder, at the address (if any) in the United Kingdom supplied for the purpose by such persons or (until such address is supplied) by giving notice in the manner in which it would have been given if the death or bankruptcy had not occurred.

13.  Notices to the Company

     Any notice, demand or other document (including certificates for Notes and transfers of Notes) may be served on the Company by sending the same by post in a prepaid letter to the registered office of the Company or to such other address in England as the Company may from time to time notify Noteholders.

14.  Service of Notices

     Any notice or document served by post shall be deemed to have been served on the day after it is posted or, if such day is not a business day, then on the next following business day and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed, stamped and posted.

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

15.  Inspection of the Instrument

     A copy of the instrument shall be kept at the registered office of the Company. A Noteholder and any person authorised by a Noteholder may at all reasonable times during office hours inspect such copy.

                               NOTICE OF REPAYMENT

To:      INVESCO UK LIMITED (the "Company")

1. I/We being the registered holder(s) of the Notes represented by this certificate hereby give notice that I/we require repayment in the manner
     set out in paragraph 2.1/2.2/1/ below of all/(pound)       /2/ of the Notes
                                                         -------
     in accordance with the above conditions.

2.   I/We authorise and request you:-

2.1 (a) to make the cheque or warrant payable to the person whose name is set out below or, if none is set out, to me/us; and

     (b) to send it by post at my/our risk to the person whose name and address is set out below or, if none is set out, to the registered address of the sole or first-named holder; or

2.2  to transfer the repayment monies to:-

     Bank:
                                        ----------------------------------------

     Address:
                                        ----------------------------------------
     (outside   the   United   States,
     Canada or Australia)

     Branch Code:
                                        ----------------------------------------

     Account name:
                                        ----------------------------------------

     Account no:
                                        ----------------------------------------

     I/We acknowledge that payment of the moneys hereby authorised shall be in full and final satisfaction of the moneys to which I/we become entitled as aforesaid.

3. I/We hereby authorise the despatch of a certificate for the balance (if any) of the Notes represented by this certificate which is not repaid by post at my/our risk to the person whose name and address is set out below or, if none is set out, to the sole or first-named holder at his/her registered address.

          Dated
                ------- -------

--------------------------------------------------------------------------------

/1/ Please delete 2.1 or 2.2 as appropriate. If neither or both is deleted, repayment will be made in accordance with paragr 2.1. Signature(s) of Noteholder(s)3

/2/ Delete or complete as appropriate. Repayment of part only is permitted in accordance with Condition 2 only and mus (pound)100,000 or greater amount. If no amount is inserted, all of such Notes will be repaid.

     Signature(s)of Noteholder(s)/3/

                                           -------------------------------------

                                           -------------------------------------

          Name/4/
                                           -------------------------------------

          Address:
                                           -------------------------------------
          (outside  the  United   States,
          Canada or Australia)

--------------------------------------------------------------------------------

/3/ In the case of joint holders ALL must sign. A body corporate should execute under its common seal or under the hand of some officer or attorney duly authorised in that behalf in which event the Note must be accompanied by the authority under which this Notice is completed.


/4/ Please insert in BLOCK CAPITALS the name of the person to whom you wish the cheque, warrant or money order to be made payable (if not to you) and/or the address of the person to whom you wish the cheque, warrant or money order and any balance certificate to be sent if it is different from that of the sole or first-named holder. If the space is left blank, the cheque, warrant or money order will be made payable to the sole holder or all of the joint holders and it and any balance certificate will be sent to the registered address of the first-named Noteholder.

                                   SCHEDULE 3
                          Provisions as to the Register

1.   Register of Notes

1.1 The Company shall cause a register to be maintained at the registered office of the Company showing the amount of the Notes for the time being issued, the date of issue and the amount of Notes for the time being outstanding, the names and addresses of the Noteholders, the nominal amounts of the Notes held by them respectively and all transfers or changes of ownership of the Notes.

1.2 Any change of name or address on the part of any holder of Notes shall forthwith be notified by the holder to the Company and the Company shall alter the Register accordingly.

2.   Recognition of Noteholder as absolute owner

2.1 Except as required by law, the Company will recognise the registered holder of any Notes as the absolute owner thereof and shall not (except as ordered by a court of competent jurisdiction) be bound to take notice or see to the execution of any trust, whether express, implied or constructive, to which any Notes may be subject and the Company may accept the receipt of the registered holder for the time being of any Notes, or in the case of joint registered holders the receipt of any of them, for the principal monies payable in respect thereof or for the interest from time to time accruing due in respect thereof or for any other moneys payable in respect thereof as a good discharge to the Company notwithstanding any notice it may have whether express or otherwise of the right, title, interest or claim of any other person to or in such Notes, interest or moneys.

2.2 If a warrant in payment of any amounts due to the registered holders of any Notes, made payable and despatched in accordance with the conditions, is encashed such encashment shall be deemed to be a good discharge to the Company notwithstanding any notice it may have whether express or otherwise of the right, title, interest or claim of any other person to or in such moneys.

2.3 No notice of any trust, express, implied or constructive, shall (except as by statute provided or as required by order of a court of competent jurisdiction) be entered in the Register in respect of any Notes.

3.   Exclusion of equities

     The Company will recognise every holder of Notes as entitled to his Notes free from any equity, set-off or cross-claim on the part of the Company against the original or any intermediate holder of the Notes.

4.   Transferability of Notes

4.1 Every holder of Notes will be entitled (subject as hereinafter provided) to transfer the same or any part (being an amount or integral multiple of (pound)100,000) by an instrument in writing in the usual or common form or such other form as the Company may accept. There shall not be included in any instrument of transfer any notes other than the Notes constituted by the instrument.

4.2 Every instrument of transfer must be signed by the transferor or where the transferor is a corporation given under its common seal or signed on its behalf by a duly authorised officer or agent and the transferor shall remain the owner of the Notes to be transferred until the name of the transferee is entered in the Register in respect thereof.

4.3 Every instrument of transfer must be lodged for registration at the place where the Register shall for the time being be kept accompanied by the certificate for the Notes all or part of the nominal amount of which is to be transferred and such other evidence as the Directors or other officers of the Company authorised to deal with transfers may require to prove the title of the transferor or his right to transfer the Notes and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person signing the same.

4.4 No transfer shall be registered of Notes in respect of which a notice requiring repayment has been given.

4.5 All instruments of transfer which shall be registered may be retained by the Company.

5.   No fee for registration of transfers

     No fee shall be charged for the registration of any transfer or for the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any Notes.

6.   Death or bankruptcy of Noteholders

6.1 The executors or administrators of a deceased Noteholder (not being one of several joint holders) shall be the only persons recognised by the Company as having any title to or interest in such Note.

6.2 In the case of the death of any of the joint holders of a Note the survivors or survivor will be the only persons or person recognised by the Company as having any title to or interest in such Note.

6.3 Any person becoming entitled to Notes in consequence of the death or bankruptcy of any Noteholder or of any other event giving rise to the transmission of such Notes by operation of law may, upon producing such evidence that he sustains the character in respect of which he proposes to act under this paragraph or of his title as the Directors shall think sufficient, be registered himself as the holder of the Note or subject to the preceding paragraphs may transfer the Note.

7.   Receipt of joint holders

     If several persons are entered in the register as joint registered holders of any Notes then, without prejudice to paragraph 2 above, the receipt of any one of such persons for any interest or principal or other monies payable in respect of such Notes shall be as effective a discharge to the Company as if the person signing such receipt were the sole registered holder of such Notes.

8.   The Register

8.1 A Noteholder and any person authorised by him may at all reasonable times during office hours inspect the Register and upon payment of a reasonable charge take copies of, or extracts from, the Register or any part of it.

8.2 The Register may be closed by the Company for such periods and at such times (not exceeding 30 business days in any one year) as it may think fit and during such period the Company shall be under no obligation to register transfers of the Notes.

9.   Replacement of certificates

     If the certificate for any Notes is lost, defaced or destroyed, it may be renewed, on such terms (if any) as to evidence and indemnity as the Directors may require, but so that in the case of defacement the defaced certificate shall be surrendered before the new certificate is issued.

10.  Risk to Noteholders

     All certificates, other documents and remittances sent through the post shall be sent at the risk of the Noteholders entitled thereto.

                                   SCHEDULE 4
                     Provisions for meetings of Noteholders

1.   Calling of meetings

     The Company at any time may, and shall upon the request in writing signed by Noteholders holding not less than twenty five per cent. in nominal value of the Notes for the time being outstanding, convene a meeting of the Noteholders. Every such meeting and every adjourned meeting shall be held at the registered office of the Company for the time being or such other place as the Company may specify.

2.   Notice of meetings

     At least 21 days' notice (exclusive of the day on which the notice is given or deemed to be given and the day on which the meeting is to be held) specifying the day, time and place of meeting shall be given to the Noteholders of any meeting of the Noteholders. Any such notice shall specify the terms of the resolutions to be proposed and shall include a statement to the effect that proxies may be appointed in accordance with the provisions of paragraph 15 of this schedule. No amendment (other than an amendment to correct a typographical or manifest error) may subsequently be made to the resolution(s) specified in the notice of meeting. The accidental omission to give notice to, or the non-receipt of notice by, any of the Noteholders shall not invalidate the proceedings at any meeting.

3.   Chairman of meetings

     Such person (who may, but need not, be a Noteholder) nominated in writing by the Company shall be entitled to take the chair at every such meeting or adjourned meeting. If at any meeting or adjourned meeting no person shall be nominated or the person nominated shall not be present within 15 minutes after the time appointed for the holding of such meeting or adjourned meeting the Noteholders present shall choose one of their number to be chairman.

4.   Quorum at meetings

     At any such meeting two or more persons present in person (not being the Company, any person directly or indirectly under the control of the Company or any nominees thereof) or by proxy holding Notes or being proxies and being or representing in the aggregate the holders of a majority in nominal amount of the Notes then outstanding and not held by or on behalf of the Company shall form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business.

5.   Absence of quorum

     If within half an hour from the time appointed for any such meeting a quorum is not present, the meeting shall, if convened upon the requisition of Noteholders, be dissolved. In any other case, the meeting shall stand adjourned for such period, not being less than 14 days nor more than 42 days, and to such time and place as may be appointed by the chairman. At such adjourned meeting two or more persons present in person or by proxy (not being the Company, any person directly or indirectly under the control of the Company or any nominee thereof) holding Notes or being proxies (whatever the nominal amount of the Notes which they hold or represent) shall form a quorum and shall have the power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting.

6.   Notice of adjourned meetings

     At least ten days' notice of any meeting adjourned through want of a quorum shall be given in the same manner as of an original meeting and such notice shall state the quorum required at such adjourned meeting. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

7.   Adjournment of meetings

     The chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

8.   Resolution on a show of hands or poll

     Every question submitted to a meeting shall be decided in the first instance by a show of hands, and unless a poll is demanded (before or on the declaration of the result of the show of hands) by the chairman, the Company or by one or more persons holding Notes or being proxies and being or representing in the aggregate the holders of not less than one-twentieth of the nominal amount of the Notes then outstanding and not held by or on behalf of the Company, a declaration by the chairman that the resolution has been carried, or carried by a particular majority, or lost, or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

9.   Manner of taking poll

     If at any meeting a poll is so demanded it shall be taken in such manner and, subject as hereinafter provided, either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

10.  Time for taking poll

     Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

11.  Persons entitled to attend and vote

     Any persons duly authorised by the Company including without limitation the Directors, the secretary or the Company's auditors or legal or financial advisers shall be entitled to attend and speak at any meeting of the Noteholders and any other person authorised in that behalf by the Directors. Save as aforesaid no person shall be entitled to attend or vote at any meeting of the Noteholders unless he is registered as a holder of Notes or he produces written evidence of his appointment as a representative pursuant to paragraph 20 or is a proxy. No votes may be exercised in respect of Notes held by or for the account of the Company or anyone directly or indirectly under the control of it, but this shall not prevent any proxy from being a director, officer or representative of, or otherwise connected with the Company.

12.  Votes

12.1 Subject as provided in paragraph 11 above, at any meeting:-

     (a) on a show of hands every Noteholder who (being an individual) is present in person or by proxy or (being a corporation) is present by its representative duly authorised in accordance with paragraph 20 below or its proxy, shall have one vote; and

     (b) on a poll every person who is so present shall have one vote in respect of every(pound)1 nominal of Notes of which he is the holder or in respect of which he is a proxy or a representative.

12.2 Without prejudice to the obligations of any proxies any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

13.  Votes of joint holders

     In the case of the joint holders of Notes the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the name stands in the Register.

14.  Casting vote of chairman

     In the case of an equality of votes, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a proxy or as a representative.

15.  Appointment of proxy

15.1 Proxies named in any Form of Proxy (as defined below) or block voting instruction need not be Noteholders.

15.2 A Noteholder may by instrument in writing (a "Form of Proxy") appoint a proxy. The Form of Proxy shall be signed by the appointor or his attorney duly authorised in writing or if the appointor is a corporation either under the common seal or under the hand of an officer or attorney so authorised. The Company may, but shall not be bound to, require evidence of the authority of any such officer or attorney.

15.3 A Form of Proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of such power or authority shall be deposited at such place as the Company may, in the notice convening the meeting, direct or, if no such place is appointed, then at the registered office of the Company not less than 48 hours before the time appointed for holding the meeting at which the person named in the Form of Proxy proposes to vote and in default the Form of Proxy shall not be treated as valid. No Form of Proxy shall be valid after the expiration of 12 months from the date named in it as the date of its execution.

15.4 A Form of Proxy may be in any usual or common form or in any other form which the Company shall approve. A proxy shall, unless the contrary is stated therein and subject to paragraph 15.3 above and paragraph 15.5 below, be valid as well for any adjournment of the meeting as for the meeting to which it relates and need not be witnessed.

15.5 A vote given in accordance with the terms of a Form of Proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at its registered office before the commencement of the meeting or adjourned meeting for the time being at which the proxy is used.

16.  Powers of meetings of Noteholders

     A meeting of the Noteholders shall in addition to all other powers (but without prejudice to any powers conferred on other persons in the instrument) have the following powers exercisable only by Extraordinary Resolution namely:-

16.1 to sanction any proposal by the Company for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Company whether such rights shall arise under the conditions, the instrument or otherwise;

16.2 to sanction any proposal by the Company for the exchange or substitution for the Notes of, or the conversion of the Notes into, other obligations or securities of the Company or any other person or entity;

16.3 to assent to any modification or abrogation of the conditions and of the provisions of these presents which shall be proposed by the Company and to authorise the Company to execute a Substitution Instrument to this instrument embodying any such modification or abrogation; and

16.4 to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

17.  Extraordinary Resolution binding on all Noteholders

     An Extraordinary Resolution passed at a meeting of the Noteholders duly convened and held in accordance with this instrument shall be binding upon all the Noteholders whether present or not at such meeting and each of the Noteholders shall be bound to give effect thereto accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of any such resolution justify the passing thereof.

18.  Definition of Extraordinary Resolution

     The expression "Extraordinary Resolution" when used in this instrument means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions contained herein by a majority consisting of not less than three-quarters of the persons voting thereat upon a show of hands or, if a poll is demanded, then by a majority consisting of not less than three-quarters of the votes cast thereon.

19.  Minutes of Meetings

     Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Company and any such minutes, if they purport to be signed by the chairman of the meeting at which such resolutions were passed or proceedings were transacted or by the chairman of the next succeeding meeting of the Noteholders, shall be conclusive evidence of the matters therein contained and, until the contrary is proved, every meeting in respect of which minutes of the proceedings have been made and signed as aforesaid shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed and transacted.

20.  Corporate representatives

     Any company or corporation which is a holder of Notes may by resolution of its directors or other governing body authorise any person to act as its representative at any meeting of Noteholders and such representative shall be entitled to exercise the same powers on behalf of the company or corporation which he represents as if he were the holder of Notes.

21.  Resolutions in writing

     A resolution in writing proposed by the Company and signed by the holders of not less than three-quarters in nominal amount of the Notes then in issue (other than Notes held by or for the account of the Company) shall have effect in the same manner as an Extraordinary Resolution of Noteholders duly passed at a meeting duly convened and held. Such resolution in writing may be contained in one document or in several documents in like form, each signed by one or more Noteholders.

22.  Consent of Company

     Notwithstanding anything in this instrument to the contrary, no resolution shall be effective which would increase any obligation of the Company under the instrument without the written consent of the Company.

The common seal of                               )
INVESCO UK LIMITED was hereunto affixed in the   )
presence of:-                                    )
                                                 )


                                       Director  /s/ Graeme J. Proudfoot


                                      Secretary  /s/ Michael S. Perman

                                      -19-